SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2014

Intellect Neurosciences, Inc.

 (Exact Name Of Registrant As Specified In Its Charter)

Delaware

 (State or Other Jurisdiction of Incorporation)

333-128226	20-8329066
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Ave., Suite 101 Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101

 (Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of August 14, 2014, the Secretary of State of the State of Delaware accepted a Certificate of Amendment (the “Amendment”) filed by Intellect Neurosciences, Inc. (the “Company”) pursuant to approval obtained from the Board of Directors and a majority of the holders of issued and outstanding capital stock of the Company. The Amendment provides for a reverse stock split whereby for every two hundred and fifty (250) shares of common stock issued and outstanding, two hundred and fifty (250) shares of common stock shall be combined and converted into one (1) share of common stock. The number of authorized shares of common stock of the Company and the par value of the common stock shall remain as set forth in the Certificate of Incorporation, as amended. All fractional shares shall be rounded up to the next whole number of shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

3.1	Certificate of Amendment to the Certificate of Incorporation of Intellect Neurosciences, Inc., as filed with the Secretary of State of the State of Delaware, effective as of August 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 15, 2014	INTELLECT NEUROSCIENCES, INC.

	By:	/s/ Elliot Maza
	Name:	Elliot Maza
	Title:	Chief Executive Officer